PRICING SUPPLEMENT NO. 72                                       Rule 424(b)(3)
DATED: April 28, 1998                                       File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998


                                   $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $28,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]     Certificated Notes [_]
April 30, 1998


Maturity Date:                  CUSIP#: 073928 BG 7
April 30, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                              Optional          Optional
                         Redemption           Repayment         Repayment
Redeemable On            Price(s)             Date(s)           Price(s)
-------------            ----------           ---------         ---------

N/A                      N/A                  N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]           Commercial Paper Rate         Minimum Interest Rate: N/A

[_]           Federal Funds Rate            Interest Reset Date(s): *

[_]           Treasury Rate                 Interest Reset Period: Three Months

[_]           LIBOR Reuters                 Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                    Interest Payment Period: Quarterly

[_]           CMT Rate

Initial Interest Rate: 5.65875%

Index Maturity:  Three Months

Spread (plus or minus): -0.06%

-------------------------
*        7/30/98, 10/30/98 and 1/30/99.

**       7/30/98, 10/30/98, 1/30/99 and 4/30/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


NYFS04...:\25\22625\0122\2041\SUP4308K.030